INVESTOR RELATIONS CONTACT: Market Makers Jimmy Caplan 512-329-9505 jcap@austin.rr.com	FOR IMMEDIATE RELEASE

COMMAND CENTER ANNOUNCES NEW CFO DAN JACKSON

Post Falls, Idaho – May 17, 2012 - Command Center, Inc. (OTCQB: CCNI)(http://www.otcmarkets.com/stock/CCNI/quote), a national provider of on-demand and temporary staffing solutions, today announced the appointment of Dan Jackson, 58, as the company’s Chief Financial Officer effective May 16, 2012. Mr. Jackson, who brings more than 30 years of senior level finance experience to his new role, recently served as Executive VP, CFO of Red Lion Hotels Corporation, based in Spokane, WA.

Mr. Jackson replaces Ralph E. Peterson, who had served as transitional CFO since December 2011 and will continue to serve as a director on Command’s board.

Mr. Jackson is a seasoned financial executive with experience in all financial and internal control activities, including financial planning and reporting, accounting, budgeting and forecasting, procurement, credit facility and risk management. From January 2005 to June 2006, he served as Executive VP, CFO of Knowledge Learning Corporation, which had acquired KinderCare Learning Centers, Inc. Prior to the acquisition, Mr. Jackson had served in various financial/executive positions at KinderCare since March 1997, including the position of Executive VP, CFO from November 2002 to January 2005.

Mr. Jackson received his BA degree in accounting from Portland State University in 1980. He held executive positions in hotel operations with Harsch Investment Corporation from June 1980 to September 1985, and with Red Lion Hotels from September 1985 through February 1997.

“We are thrilled to have someone with Dan’s knowledge and depth of experience,” said Glenn Welstad, Command Center’s CEO. “He has been engaged with our accounting department over the past few months, and I am confident he understands our growth needs and will make important contributions to Command Center’s success as a well-regarded and profitable staffing company. With his many years in the hotel business, Dan is keenly aware of the importance of providing service that upholds our corporate motto of ‘Exceeding Expectations Every Time’.”

Mr. Welstad also acknowledged the contributions of Mr. Peterson, who has served as a director and in various executive roles since the company’s inception. “Ralph is a true friend of Command Center and has always responded when we needed him. He served as interim CFO until we were able to choose Dan Jackson as the best candidate for the job, and then worked closely with Dan to insure a smooth transition with timely financial reporting. We thank him profusely and are glad that he will continue to serve as a board member.

About Command Center, Inc.

The company provides flexible on-demand employment solutions to businesses in the United States, primarily in the areas of light industrial, hospitality and event services, as well as other assignments such as emergency and disaster relief projects. Additional information on Command Center is available at www.commandonline.com. Information on the company’s Bakken Staffing division can be found at www.bakkenstaffing.com.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, the severity and duration of the general economic downturn, the availability of worker's compensation insurance coverage, the availability of capital and suitable financing for the Company's activities, the ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, the impact of competition and pricing, government regulation, and other risks set forth in the Form 10-K filed with the Securities and Exchange Commission on April 9, 2012 and in other statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.